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                                                                     EXHIBIT (n)



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement of The Zweig Total Return Fund, Inc. on Form N-2 (File No. 333-47371) of our report dated February 4, 1998, on our audit of the financial statements and financial highlights of The Zweig Total Return Fund, Inc.



We also consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Prospectus.



Coopers & Lybrand L.L.P.



New York, New York
April 8, 1998






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